Exhibit 99.01

SoftNet Technology Corp. Provides Business Operations Update, Q4 Business Activity and 2007 Outlook.

Iselin, NJ. December 6, 2007 -- SoftNet Technology Corp. (OTCBB Symbol: STTC) (German WKN#: A0B7RZ) is pleased to announce that they have improved total revenue by more than 5%. 3rd Quarter revenue grew to $1,603,133 from $ $1,518,904 recorded in the prior quarter. A more detailed explanation of the quarterly results has been previously released.

Growth continues to be solid in the Company’s core business; consulting and project management in IT Infrastructure. Demand for the Company’s services remains strong as customers and hardware providers continue to upgrade their products and systems. “We see no downturn in the business markets we traditionally focus on and serve. In fact, we are experiencing a demand for consultants to be engaged in projects related to our core practices” said Jim Booth, CEO. In responding to the results, Mr. Booth reported “ The 3rd Quarter was not as aggressive as Q2. This was primarily due  with July was a soft month with a number of projects coming to conclusion, the integration of the announced PeriNet acquisition and consolidation of business operations. The Company recovered nicely securing new engagements and agreements which will contribute to a strong Q4”.

The Company’s pilot SMB program with CompUSA, featuring the RightStart product has been successful to date generating increased revenue and recurring income from service and remote monitoring contracts. “ We are very pleased with the results to date and have been actively engaged in working with CompUSA to expand the product offering beyond the pilot program in early 2007” reported Steve Henry, Vice President.

In addition, the Company acquired PeriNet Technologies in the third quarter. This acquisition strengthened the Company’s Security Practice, added an immediate revenue stream and recurring revenue, provided additional service opportunities through the PeriGuardian Security Assessment, and expanded the Company’s presence into the Philadelphia market. Additionally, the former President/CTO of PeriNet, Mike Piscopo, a subject matter expert in the IT Security field, will join SoftNet as the Security practice leader.

The Company decided not to pursue a previously announced Seattle based Pickering acquisition in the 3rd quarter. “While this acquisition would have given the Company immediate revenues and a presence in the important west coast market, we feel it was not in the best interest of the Company and shareholders to close the deal at this time” reported Jim Booth, CEO.

In commenting on the 4th quarter, Mr. Booth reported: “The Company has completed the work integrating PeriNet and consolidating operations which will result in better efficiencies, cost control and accelerated progress toward profitability from continuing operations. The Company continues to engage in discussions with synergistic acquisition companies as well as exploring a UK based expansion possibility. In addition, October and November preliminary results are strong with revenues reported at $630K and $740K with December poised to be well in line or above November. The robust finish to 2006 positions the Company to start 2007 in a strong and solid position”.

“Over the next few weeks the management team will meet to finalize the 2007 business plan. At that time and on a periodic basis the Company will be diligent in updating shareholders and other stakeholders on a more frequent basis” said Mr. Booth.

Please visit our website at www.softnettechnology.com for more information or for Investor Relations; please contact the company directly at 908-212-1799, Kevin Holt- President or Jim Booth-CEO.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made on behalf of the company. All such forward-looking statements are, by necessity, only estimates of future results and actual results achieved by SoftNet Technology Corp (STTC) may differ materially from these statements due to a number of factors. STTC assumes no obligations to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements. You should independently investigate and fully understand all risks before making investment decisions.

SoftNet Technology Corp.
www.softnettechnology.com